Exhibit 99.1

  Sabre Holdings to Be Acquired by TPG and Silver Lake Partners for $5 Billion

    SOUTHLAKE, Texas--(BUSINESS WIRE)--Dec. 12, 2006--Sabre Holdings (NYSE:TSG), Silver Lake Partners and Texas Pacific Group (TPG) today announced that they have signed a definitive agreement under which Silver Lake Partners and TPG will acquire Sabre Holdings for $32.75 per share in cash.

    The transaction is valued at approximately $5 billion, including the assumption of approximately $550 million in net debt. The price represents a premium of 30 percent over the Sabre Holdings average closing share price during the 60 trading days ended December 8, 2006.

    The board of directors of Sabre Holdings approved the definitive merger agreement and recommended its approval by stockholders.

    "After a thorough assessment, we concluded that this transaction represents a compelling outcome for our shareholders, customers and employees," said Sam Gilliland, Chairman and CEO of Sabre Holdings. "We are excited about the ability to deliver substantial value today to our shareholders, and we look forward to a strong future, partnering with two preeminent investment firms that are closely aligned with our strategy and long-term objectives. This transaction is a clear endorsement of our business model, our industry leadership and the hard work and dedication of our talented people around the world."

    Greg Mondre, a Managing Director of Silver Lake Partners, said, "Sabre has a remarkable track record of pioneering and delivering best-in-class technology solutions for the global travel industry. We look forward to working with Sabre's talented management team as they continue to deploy technology as a source of competitive advantage and value-add for customers."

    "We are excited by the opportunity to invest in Sabre given its leadership position in travel technology and distribution and the strength of Travelocity and its other leading online brands," said TPG Partner, Karl Peterson. "Sabre is well positioned to continue innovating and we look forward to helping management profitably build upon this strong franchise."

    Sabre Holdings does not expect changes to its current executive management team, and the company said its corporate headquarters will remain in Southlake.

    The completion of the definitive merger agreement is subject to customary closing conditions, including receipt of stockholder and regulatory approval. The closing of the transaction is expected to occur by early in the second quarter of 2007. There is no financing condition to the obligations of TPG and Silver Lake Partners to consummate the transaction, and equity and debt commitments for the full amount of the merger consideration have been received. It is anticipated that the company's outstanding 2011 and 2016 Notes will remain outstanding.

    Goldman, Sachs & Co. and Morgan Stanley serve as financial co-advisors to Sabre Holdings. Bear, Stearns & Co. provided a fairness opinion in connection with the transaction. Latham and Watkins LLP serves as legal adviser to the company in connection with this transaction.

    Deutsche Bank and Merrill Lynch serve as financial advisors and financing providers to Silver Lake Partners and TPG, and Cleary
Gottlieb Steen & Hamilton LLP serve as their legal advisor for this transaction.

    About Sabre Holdings

    Sabre Holdings connects people with the world's greatest travel possibilities by retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations, government agencies and travel suppliers through its companies: Travelocity, Sabre Travel Network and Sabre Airline Solutions. Headquartered in Southlake, Texas, the company has approximately 9,000 employees in 45 countries. Full-year 2005 revenues totaled $2.5 billion. Sabre Holdings, an S&P 500 company, is traded on the NYSE under the symbol TSG. More information is available at http://www.sabre-holdings.com.

    About Silver Lake Partners

    Silver Lake Partners is the leading private equity firm focused exclusively on large-scale investing in technology, technology-enabled, and related growth industries. Silver Lake seeks to achieve superior returns by investing with the strategic insight of an experienced industry participant, the operating skill of a world-class manager and the financial expertise of a disciplined private equity investor. Silver Lake's mission is to function as a value-added partner to the management teams of the world's leading technology franchises. Its portfolio includes or has included technology industry leaders such as Ameritrade, Avago, Business Objects, Flextronics, Gartner, Instinet, IPC Systems, MCI, NASDAQ, Network General, NXP, Seagate Technology, Serena Software, SunGard Data Systems, Thomson and UGS. For more information, please visit www.silverlake.com.

    About TPG

    TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including travel (America West, Continental, Hotwire), technology (Freescale Semiconductor, Lenovo, MEMC, ON Semiconductor, Seagate, SunGard), financial services (Ariel Reinsurance, Fidelity National Information Services, LPL Financial Services), industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), media and communications (Findexa, MGM, TIM Hellas), and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com.

    About the Transaction

    In connection with the proposed merger, Sabre Holdings will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Sabre Holdings at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such requests to the Sabre Holdings investor relations department at 866-722-7347, or on the company's website at www.sabre-holdings.com/investor.

    Sabre Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in Sabre Holdings Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 4, 2006, and information concerning all of Sabre Holdings participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from the Sabre Holdings investor relations department at 866-722-7347, or on the company's website at www.sabre-holdings.com/investor.

    Statements in this release which are not purely historical facts or which necessarily depend upon future events, including statements about the completion or timing of the proposed merger or the operation of Sabre Holdings after the merger, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings on the date this report was submitted. Sabre Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the merger not being consummated because Sabre Holdings stockholders do not approve the merger or either party fails to meet closing conditions described in the merger agreement, or the merger being delayed or not being consummated because the parties are unable to meet specific conditions required to obtain regulatory approvals. Sabre Holdings may not succeed in addressing these and other risks. Further information regarding factors that could affect Sabre Holdings financial and other results can be found in the risk factors section of Sabre Holdings most recent filing on Form 10-K with the Securities and Exchange Commission.

    CONTACT: Sabre Holdings
             Investor Relations:
             Karen Fugate, 682-605-2343
             or
             Media Relations:
             Michael Berman, 682-605-2397
             or
             TPG
             Owen Blicksilver Public Relations
             Owen Blicksilver, 516-742-5950
             owen@blicksilverpr.com
             or
             Silver Lake Partners
             Matt Benson, 415-618-8750
             mbenson@sardverb.com
             or
             Elizabeth Hanahan, 415-618-8750
             ehanahan@sardverb.com